UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2013

FRATERNITY COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-54271	27-3683448
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

764 Washington Boulevard, Baltimore, Maryland 21230
(Address of principal executive offices) (Zip Code)

(410) 539-1313
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                            Compensatory Arrangements of Certain Officers

(e)  Fraternity Community Bancorp, Inc. (the “Company”) Fraternity Federal Savings and Loan Association (the “Association”) entered  into a Change in Control Agreement  with Michelle L. Miller, Chief Financial Officer of the Company and the Association, effective September 17, 2013.

Under the agreement, upon a change in control (as defined in the agreement) of the Association or the Company followed at any time during the term of the agreement by the termination of the executive’s employment other than for cause (as defined in the agreement), the Association shall make a lump-sum payment to the executive of an amount equal to 1.0 times her “base amount,” within the meaning of Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Section 280G regulations define “base amount” to mean an individual’s average annual compensation includible in his or her gross income for the five taxable years (or lesser period of actual employment) preceding the year of the change in control. In addition, for 12 months following termination of employment, the executive will continue to participate in any benefit plans of the Association that provide health, life and disability insurance under the same terms and conditions in effect on the date of the executive’s termination of employment.

In the event that payments or benefits pursuant to the agreement would result in the imposition of a penalty tax under Section 280G of the Internal Revenue Code, the payment to the executive will be reduced to the maximum amount that may be paid under Section 280G without triggering such penalty tax.

The agreement has a term of one year.  On each anniversary date,  the Association’s Board of Directors may extend the agreement for an additional year, unless the executive has given written notice at least 60 days prior to the anniversary date of her desire that the term not be extended.  Notwithstanding the foregoing, the agreement will terminate if the executive or the Association terminates the executive’s employment prior to a change in control.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01   Financial Statements and Other Exhibits

      (d)           Exhibits

Number                                Description

10.1	Change in Control Agreement by and between Fraternity Community Bancorp, Inc., Fraternity Federal Savings and Loan Association and Michelle L. Miller

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRATERNITY COMMUNITY BANCORP, INC.

Date: September 20, 2013	By:	/s/ Thomas K. Sterner
Thomas K. Sterner
Chairman and Chief Executive Officer